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                                                                   Exhibit 10(x)



                      UNITED DOMINION REALTY TRUST, INC.
                            SHAREHOLDER VALUE PLAN


                                   SECTION 1
                                    PURPOSE

     1.1 Background. The Shareholder Value Plan (the "Shareholder Value Plan") is a subplan of the United Dominion Realty Trust, Inc. 1999 Long-Term Incentive Plan (the "LTIP"), consisting of a program for the systematic grant of Performance Units under Article 9 of the LTIP. The Shareholder Value Plan has been established and approved, and will be administered by, the Committee pursuant to the terms of the LTIP.

     1.2  Purpose. The purpose of the Shareholder Value Plan is:

          (a) to increase a Participant's economic interest in the long-term success of the Company,

          (b) to encourage Participants to continue employment with the Company, and

          (c) to reward Participants for achieving long-term goals.

     1.3  Effective Date. The Shareholder Value Plan is effective January 1.


                                   SECTION 2
                                  ELIGIBILITY

     2.1 Eligibility. Participation in the Shareholder Value Plan shall be limited to key executives of the Company who are members of a select group of highly compensated or management employees who, through the effective execution of their assigned duties and responsibilities, are in a position to have a direct and measurable impact on the Company's long-term financial results, and are designated by the Committee to be eligible for a SVP Performance Unit Grant.

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                                   SECTION 3
                                  DEFINITIONS

     3.1 Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the LTIP. In addition, the following terms shall have the following meanings.

     Deferred Compensation Plan. The United Dominion Realty Trust, Inc. Executive Deferred Compensation Plan, as amended from time to time, or any successor plan or plans.

     Payout Matrix. The matrix adopted by the Committee with respect to a Performance Period equating Unit Value to Performance Results. The initial Payout Matrix is set forth on Exhibit A hereto. Such Payout Matrix shall apply to the first Performance Period and all subsequent Performance Periods unless a different Payout Matrix is adopted by the Committee for any subsequent Performance Period.

     Performance Period. A period of no less than three full fiscal years over which performance is measured for purposes of determining Performance Results. The Performance Period may be a rolling period.

     Performance Results. The Performance Results with respect to any Performance Period shall be a measure of the Company's Total Shareholder Return (as calculated by the sum total of yield plus appreciation/depreciation in the price of the Company's common stock over the Performance Period) as ranked or compared to such indices or competitors as the Committee may, in its sole discretion, determine.

     SVP Award. The value of an SVP Performance Unit Grant at the end of a Performance Period, calculated as the product of the SVP Performance Unit Grant multiplied by the Unit Value.

     SVP Performance Unit. An SVP Performance Unit is a unit of long term incentive compensation granted under this Shareholder Value Plan, pursuant to the LTIP. An SVP Performance Unit shall have an initial value of zero dollars.

     SVP Performance Unit Grant. The total number of SVP Performance Units granted to a Participant for a particular Performance Period.

     Targeted SVP Compensation. The target compensation under the Shareholder Value Plan for a Participant with respect to a Performance Period, expressed in dollars and based on a percentage (determined by the Committee) of the Participant's total annual base compensation for the year in which the SVP Performance Unit Grant is made.

     Total Shareholder Return (TSR). The sum total of yield plus appreciation/depreciation in the price of the Company's common stock over a specified period of time.

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     Unit Value. Unit Value shall be the value of each SVP Performance Unit based upon Performance Results, as determined by reference to the Payout Matrix. Initially, the Unit Values shall be determined by reference to the Payout Matrix set out on the attached Exhibit A. Unit Values for Performance Results between those shown in Exhibit A shall be determined by straight line interpolation.

                                   SECTION 4
                                   OPERATION

     4.1 Performance Periods. The initial Performance Period hereunder is the three-year period beginning on January 1, 1999 and ending on December 31, 2001. The Committee shall determine and declare subsequent Performance Periods from time to time.

     4.2 SVP Performance Unit Grants. At the beginning of a Performance Period (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), the Committee will determine the total number of SVP Performance Unit Grants that will be granted, which Participants will receive SVP Performance Unit Grants, and the amount of each Participant's SVP Performance Unit Grant.

     4.3 Determination of SVP Performance Unit Grants. An SVP Performance Unit Grant will consist of a number of SVP Performance Units granted to any one Participant as determined by the Committee, in its sole discretion, at the beginning of each Performance Period (or in the case of a newly hired or newly promoted Participant, at such time as the Committee shall determine) as follows:

                           Targeted SVP Compensation
                           -------------------------
                                     $1000

     4.4 Timing of Grants. The Committee may elect to make an SVP Performance Unit Grant at any time provided that the beginning of a Performance Period coincides with the beginning of the Company's fiscal year. However, with respect to a newly hired or newly promoted Participant(s), the Committee may issue SVP Performance Unit Grants for the current Performance Period provided such Participant(s) is hired or promoted within the first three months of such Performance Period.

     4.5 Amount of SVP Award. At the end of each Performance Period the Committee shall determine in writing the Unit Value based upon the Payout Matrix and make SVP Awards to each Participant equal to the Unit Value multiplied by the number of the Participant's outstanding SVP Performance Units. For example: the Participant's annual base compensation is $100,000 and the Targeted SVP Compensation is 30% or $30,000. $30,000/$1000 = 30. The Participant is granted 30 SVP Performance Units on January 1, 1999 for the Performance Period starting on that date. At the end of the Performance Period (December 31, 2001) the Performance Results are 125% as shown on the Payout Matrix set out on Exhibit A. The Unit Value will, therefore, be $1000. The Participant's SVP Award will be $30,000. Notwithstanding the above, the Committee may for any reason reduce (but not increase) any SVP Award.

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     4.6  Termination of Employment or Change in Control During Performance
Period:

          (a)  Termination of Employment.  If a Participant's employment with
               -------------------------
the Company or any Subsidiary terminates during a Performance Period for any reason other than the Participant's death or Disability, SVP Performance Unit Grants previously granted to the Participant (but upon which no SVP Award has been made) shall be cancelled as of the date of termination of employment and no SVP Award shall be made with respect to such cancelled SVP Performance Unit Grant.

          (b)  Death or Disability.  If a Participant's employment with the
               -------------------
Company or any Subsidiary terminates by reason of the Participant's death or Disability, then, upon conclusion of the Performance Period, any SVP Award due with respect to the SVP Performance Unit Grant held by such Participant at the date of his or her termination of employment shall be paid to the Participant or, in the case of death, to the Participant's beneficiary (or estate, if no beneficiary has been designated).

          (c)  Change of Control.  In the event of a Change of Control, as
               -----------------
defined in the LTIP, SVP Awards will be made as though all Performance Periods had been completed in full as of the last day of the calendar quarter ended immediately prior to the date of the Change of Control. The amount to be paid shall be the greater of (i) the SVP Award that would result based on target Performance Results ($1,000 per Unit), or (ii) the SVP Award that would result based on actual Performance Results over the shortened Performance Period. Payment of an Award shall be made within 120 days after the Change of Control transaction has been completed.

          (d)  Adjustment to Value.  If, during a Performance Period, the
               -------------------
Company's structure should be materially altered by virtue of an acquisition, merger, divestiture, reorganization or similar event, which does not constitute a Change of Control, the Committee may redefine the Performance Matrix, adjust the Performance Period, or change the index of peer companies, to reflect the impact of such change. The nature of any such adjustment shall be to protect the purpose and integrity of the Shareholder Value Plan, reducing the potential for windfall gains or losses for Participants.

     4.7 Form and Payment of SVP Award. An SVP Award may be made in either a cash amount or a number of shares of Stock, in the sole discretion of the Committee. Unless deferred as provided in Section 4.8 below, payment of the SVP Award shall be as soon after the close of a Performance Period as practical (within 120 days after a Change of Control transaction has been completed).

     4.8 SVP Award Deferrals. On or before the end of the third calendar quarter of the final year of a Performance Period, a Participant who is eligible to participate in the Executive Deferred Compensation Plan may elect to defer receipt of his or her SVP Award with respect to such Performance Period under the Executive Deferred Compensation Plan. Any amount so deferred will be governed by the terms of the Executive Deferred Compensation Plan. Such election shall be made by filing with the director of human resources of the Company an election form in accordance with Section 4.01 of the Executive Deferred Compensation Plan. The

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deferral election will be irrevocable except as provided in the Executive
Deferred Compensation Plan.


                                   SECTION 5
                           MISCELLANEOUS PROVISIONS

     5.1 Grant Limitations. The maximum fair market value (measured as of the date of grant) of any SVP Performance Unit Grant to a Covered Employee (as defined in the LTIP) is $1,000,000.

     5.2 Nontransferability of SVP Performance Units. SVP Performance Units may not be transferred, assigned, pledged or encumbered.

     5.3 Amendment and Termination. The Committee may terminate, amend or modify the Shareholder Value Plan at any time in any respect it deems advisable, without prior notice; provided that: (i) any SVP Awards deferred by a Participant pursuant to Section 5 shall be paid as directed by such Participant; and (ii) the Shareholder Value Plan may be terminated only prospectively and any current Performance Periods for which Unit Values have not been determined shall continue until the end of such Performance Period, at which time SVP Awards shall be made pursuant to this Shareholder Value Plan.

     5.4 Right to Terminate Employment. Nothing contained in the Shareholder Value Plan shall confer upon any person a right to be employed by or to continue in the employ of the Company or its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of a Participant at any time, with or without cause.

     5.5 Finality of Determinations. The Committee shall have the discretion to construe and interpret the provisions of the Shareholder Value Plan, and to administer the Shareholder Value Plan. Each determination, interpretation, or other action made by the Company or the Committee shall be final and binding for all purposes. The Company may, but is not required to, utilize a mediator to facilitate the resolution of any dispute, and such mediator shall be a disinterested party to the dispute.

     5.6 Withholding. In accordance with Section 17.3 of the LTIP, the Company or employer Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Shareholder Value Plan.

     5.7 Grants Discretionary. No employee or other person shall have any claim or right to receive a SVP Performance Unit Grant under the Shareholder Value Plan.

     5.8 Severability. If any provision of this Shareholder Value Plan is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision. Furthermore, in lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Shareholder Value Plan a provision as similar in terms to such illegal, invalid, or unenforceable

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provision as may be possible and still be legal, valid and enforceable.

     5.9 LTIP Controls. This Shareholder Value Plan is adopted pursuant to and shall be governed by and construed in accordance with the LTIP. In the event of any actual or alleged conflict between the provisions of the LTIP and the provisions of this Shareholder Value Plan, the provisions of the LTIP shall be controlling and determinative.

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                                   EXHIBIT A

                                 Payout Matrix
                                   under the
                      United Dominion Realty Trust, Inc.
                            Shareholder Value Plan


Composite Index:  NAREIT Equity Apartment Index


---------------------------------------------------------------------------------------------
Performance Level                Total Shareholder Return             SVP Unit Value
                                 (TSR) as a Percentage of
                                 TSR of Composite Index
---------------------------------------------------------------------------------------------
                                    less than 110%                       $    0
---------------------------------------------------------------------------------------------
Threshold                                     110%                       $  500
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Target                                        125%                       $1,000
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                                              140%                       $1,500
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                                              160%                       $2,000
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                                              180%                       $2,500
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Maximum                                       200% or more               $3,000
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

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